SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON , D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934

                        Date of Report December 21, 2001


                         PREMIER FINANCIAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        Kentucky                        0-20908                  61-1206757
(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)


                            115 North Hamilton Street
                           Georgetown, Kentucky 40324
               (Address of principal executive office) (Zip Code)


                                 (502) 863-1955
              (Registrant's telephone number, including area code)









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Item 2.  Acquisition or Disposition of Assets

On December 10, 2001, Premier Financial Bancorp, Inc. and its wholly owned subsidiary, The Sabina Bank, Sabina, Ohio, completed the disposition of approximately $42 million in deposits, approximately $31 million in loans, and approximately $17 million in other assets, to National Bank and Trust, Wilmington, Ohio. The sale involved three banking offices located in Sabina, Ada, and Waynesfield, Ohio. This is the consummation of a Purchase and Assumption Agreement entered into on July 9, 2001, by and between Premier Financial Bancorp, Inc., The Sabina Bank, and National Bank and Trust.

As a result of this transaction, The Sabina Bank relinquished its authority to conduct banking business and entered into a voluntary plan of liquidation under the supervision of the Ohio Division of Financial Institutions.






























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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              PREMIER FINANCIAL BANCORP, INC.


Dated:   December 21, 2001                   /s/ Robert W. Walker
                                             --------------------------------
                                             Robert W. Walker
                                             President & Chief Executive Officer